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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): SEPTEMBER 17, 2001



                        BINDVIEW DEVELOPMENT CORPORATION
               (Exact name of registrant as specified in charter)


                 TEXAS                                 000-24677                             76-0306721
       (State of Incorporation)                  (Commission File No.)          (I.R.S. Employer Identification No.)



                5151 SAN FELIPE, 25TH FLOOR
                      HOUSTON, TEXAS                                                  77056
         (Address of Principal Executive Offices)                                   (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 561-4000








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ITEM 5. OTHER EVENTS.

         On September 19, 2001, BindView Development Corporation, a Texas corporation (the "Company"), announced that its Board of Directors had approved a Shareholder Rights Plan (the "Plan"). A copy of the Rights Agreement dated September 17, 2001, between the Company and Mellon Investor Services LLC, as Rights Agent, the Resolution Establishing a Series of Preferred Stock dated September 17, 2001, Form of Right Certificate, the Summary of Rights to Purchase Preferred Shares and the press release announcing the adoption of the Plan are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS.

           4.1  -   Rights Agreement dated September 17, 2001, between the
                    Company and Mellon Investor Services LLC, as Rights Agent

           4.2  -   Resolution Establishing a Series of Preferred Stock dated
                    September 17, 2001.

           4.3  -   Form of Right Certificate.

           4.4  -   Summary of Rights to Purchase Preferred Shares.

          99.1  -   Press release of the Company dated September 19, 2001,
                    announcing the adoption of the Plan.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BINDVIEW DEVELOPMENT CORPORATION



Dated:  September 20, 2001               By: /s/ EDWARD L. PIERCE
                                             -----------------------------------
                                                    Edward L. Pierce,
                                                  Senior Vice President
                                               and Chief Financial Officer





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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

   4.1  -   Rights Agreement dated September 17, 2001, between the
            Company and Mellon Investor Services LLC, as Rights Agent

   4.2  -   Resolution Establishing a Series of Preferred Stock dated
            September 17, 2001.

   4.3  -   Form of Right Certificate.

   4.4  -   Summary of Rights to Purchase Preferred Shares.

  99.1  -   Press release of the Company dated September 20, 2001,
            announcing the adoption of the Plan.